Exhibit 4.6

As of August 10, 2007
LIGGETT GROUP LLC
100 MAPLE LLC
100 Maple Lane
Mebane, North Carolina 27302
Re: Amendment No. 5 to Financing Agreements
Ladies and Gentlemen:
     Reference is made to the financing arrangements between Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (“Lender”) and Liggett Group LLC, a Delaware limited liability company, as successor to Liggett Group Inc. (“Borrower”) and 100 Maple LLC, a Delaware limited liability company (“Maple”), pursuant to the terms of the Amended and Restated Loan and Security Agreement, dated as of April 14, 2004 (as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”). Capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement, unless otherwise defined herein.
     Maple and Borrower have requested that Lender provide a secured term loan to Maple and make certain amendments to the Loan Agreement, and Lender has agreed to the foregoing subject to the terms hereof.
     In consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:
     1. Amendment to Definitions. The definitions of Mebane Loan and Mebane Note as set forth in Section 1 of the Loan Agreement are hereby amended and restated as follows:
     ““Mebane Loan” shall mean the borrowing by Maple from Lender on or about August 13, 2007 of the principal amount of $8,000,000 which is secured by a first mortgage and lien in favor of Lender on the Mebane Premises.”
     “Mebane Note” shall mean the Term Promissory Note in the original principal amount of $8,000,000, dated August 10, 2007 executed by Maple in favor of Lender, as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time.

     2. Amendment to the Mebane Loan. Section 2.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “2.4 Mebane Loan. Pursuant to the terms of the Mebane Note, Lender is making the Mebane Loan to Maple, which loan is secured by a first deed of trust and lien in favor of Lender on the Mebane Premises and all guaranties, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower, Maple or any other party in connection therewith, and Lender is entitled to all of the benefits and rights of this Agreement, which loan shall be repaid according to the terms of the Mebane Note. From and after September 1, 2007, Maple shall be required to make the regularly scheduled principal installments as set forth in the Mebane Note. Upon the occurrence of an Event of Default or if this Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Lender hereunder, or under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively and concurrently, Lender may, at its option, declare all amounts owing under the Mebane Note to be due and payable, whereupon the then unpaid balance of the Mebane Note, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable interest rate set forth in the Mebane Note until the indebtedness evidenced by the Mebane Note is paid in full, plus the costs and expenses of collection of the Mebane Note, including but not limited to, reasonable attorneys’ fees and legal expenses actually incurred.
     3. Extension of Term. The first sentence of Section 12.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending March 8, 2012 (the “Renewal Date”), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously.”
     4. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower and Maple to Lender pursuant to the Financing Agreements, Borrower and Maple hereby represent, warrant and covenant with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):
     (a) No Event of Default exists or has occurred and is continuing on the date hereof, after giving effect to the terms of this Amendment.
     (b) This Amendment has been duly executed and delivered by Borrower and Maple and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and Maple contained herein constitute the legal, valid and binding obligations of Borrower and Maple enforceable against Borrower and Maple in accordance with its terms.
     5. Amendment Fee. In consideration of Lender entering into this Amendment, the Mebane Note and Lender’s agreements hereunder, Borrower and Mebane shall pay to Lender an amendment fee in the amount of $11,000, which fee shall be fully earned and due and payable on the date hereof, and which may be charged by Lender to Borrower’s loan account with Lender.
     6. Conditions Precedent. The amendments and consents set forth in this Amendment, shall not be effective until each of the following conditions precedent are satisfied in a manner satisfactory to Agent:
     (a) the receipt by Lender of an original of this Amendment, duly authorized and executed by Borrower and Maple;
     (b) the receipt by Lender of the original Mebane Note, in form and substance satisfactory to Lender, duly authorized and executed by Borrower;
     (c) the receipt by Lender of Amendment No. 4 to Fee and Leasehold Deed of Trust and Security Agreement among Maple, Kenneth M. Greene, Trustee, of Guilford County, North Carolina, Lender, and Borrower;
     (d) the receipt by Lender of the Amendment Fee payable under Section 5 above; and
     (e) no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which notice or passage of time or both would constitute an Event of Default (after giving effect to the amendments made and waivers granted by Agent pursuant to this Amendment).
     7. Effect of this Amendment. This Amendment shall be effective upon execution by Lender, Maple and Borrower and contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all correspondence, memoranda, communications, discussions and negotiations with respect thereto. No existing defaults or Events of Default and no rights or remedies of Lender have been or are being waived hereby and no changes or modifications to the Financing Agreements have been or are being made or are intended hereby, except as expressly set forth herein, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. In the event that any term or provision of this Amendment conflicts with any term or provision of the Financing Agreements, the term or provision of this Amendment shall control.
     8. Counterparts. This Amendment may be executed and delivered in counterparts.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION

		By:	/s/ Constantine Krikos

		Title:	Associate

AGREED AND ACCEPTED:

LIGGETT GROUP LLC

By:	/s/ John Long

John Long
Title:	Vice President & General Counsel

100 MAPLE LLC

By:	/s/ Charles M. Kingan, Jr.

Charles M. Kingan, Jr.
Title:	Manager